UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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THE ROWE COMPANIES

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THE ROWE COMPANIES

1650 Tysons Boulevard, Suite 710

McLean, Virginia 22102

To The Stockholders of The Rowe Companies	March 3, 2003

Notice is hereby given that the annual meeting of stockholders of The Rowe Companies (the “Company”) will be held at the Ritz Carlton, 1700 Tysons Boulevard, McLean, Virginia 22102, on Tuesday, April 15, 2003 at 10:00 a.m. The meeting is being held for the following purposes:

(1)	to elect four directors, each for a term of three years;

(2)	to approve The Rowe Companies 2003 Stock Option and Incentive Plan; and

(3)	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors is not aware of any other business to come before the meeting.

Any action may be taken on the foregoing matters at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Shareholders of record at the close of business on February 14, 2003 are the stockholders entitled to vote at the meeting and at any adjournments or postponements thereof.

It is important that your shares are represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered stockholders, that is, shareholders who hold their stock in their own names, and most “street name” holders, that is stockholders whose shares are held by banks or brokers, can also vote their shares over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the enclosed proxy card. Regardless of the number of shares you own, your vote is very important. Please act today.

By Order of the Board of Directors,

GENE S. MORPHIS,

Chief Financial Officer and

Secretary-Treasurer

IMPORTANT: THE PROMPT VOTING OF YOUR SHARES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

THE ROWE COMPANIES

1650 Tysons Blvd., Suite 710

McLean, Virginia 22102

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, APRIL 15, 2003

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Rowe Companies (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Meeting”), which will be held at the Ritz Carlton, 1700 Tysons Boulevard, McLean, Virginia, on Tuesday, April 15, 2003 at 10:00 a.m., and all adjournments and postponements of the Meeting. The accompanying Notice of Meeting and form of proxy and this proxy statement are first being mailed to stockholders on or about March 3, 2003.

At the Meeting, stockholders will be asked to: (i) elect four directors of the Company, each for a term of three years; (ii) approve The Rowe Companies 2003 Stock Option and Incentive Plan (the “2003 Stock Option Plan”); and (iii) act upon such other matters as may properly come before the Meeting, or any adjournments or postponements of the Meeting.

All shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), represented at the Meeting by properly authorized proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the stockholder’s instructions. If no instructions are indicated, properly executed proxies will be voted FOR the election of the director nominees set forth in this proxy statement and FOR approval of the 2003 Stock Option Plan. A majority of the shares of Common Stock entitled to vote at the Meeting represented in person or by proxy, will constitute a quorum. Proxies marked as abstaining will be treated as present for purposes of determining a quorum at the Meeting, but will not be counted as voting on any matter for which an abstention is indicated. Proxies returned by brokers as “non-votes” on behalf of shares held in street name will not be treated as present for purposes of determining a quorum for the Meeting unless they are voted by the broker on at least one matter on the agenda. Such non-voted shares will not be counted as voting on any matter as to which a non-vote is indicated on the broker’s proxy.

The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

A stockholder may revoke his or her proxy and change his or her vote at any time before the polls close at the Meeting by: (i) signing and returning another proxy with a later date; (ii) voting by telephone or on the internet—the stockholder’s latest telephone or internet vote will be counted; (iii) giving written notice of the revocation of the stockholder’s proxy to the Secretary of the Company prior to the Meeting at the address below; or (iv) voting in person at the Meeting. Any written notice revoking a proxy should be delivered to Gene S. Morphis, Secretary-Treasurer of the Company, at 1650 Tysons Boulevard, Suite 710, McLean, Virginia 22102. The presence of a stockholder at the Meeting will not automatically revoke such stockholder’s proxy.

STOCKHOLDER APPROVAL

The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors and the affirmative vote of the holders of a majority of the shares represented and entitled to vote on the matter at the Meeting is required for the approval of the 2003 Stock Option Plan. The withholding of authority and broker non-votes will have no effect on the election of directors. Abstentions will have the effect of votes against the proposal to approve the 2003 Stock Option Plan, and broker non-votes will have no effect on that proposal.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the meeting, stockholders of record as of the close of business on February 14, 2003 will be entitled to one vote for each share then held. As of February 14, 2003, the Company had 13,165,206 shares of Common Stock issued and outstanding.

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of February 14, 2003 by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director, nominee and Named Executive (as defined below under “Executive Compensation”) and (iii) all directors, nominees and executive officers as a group. The Company believes that the individuals listed each have sole voting and investment power with respect to such shares, except as otherwise indicated in the footnotes to the table.

The address of each person listed below is: c/o The Rowe Companies, 1650 Tysons Boulevard, Suite 710, McLean, Virginia 22102.

	Shares Beneficially Owned
Name of Beneficial Owner	Amount of Beneficial Ownership(1)		Percent of Class
Gerald M. Birnbach (2)(3)(4)	2,084,010		15.4
Sidney J. Silver (5)	1,536,014		11.6
Keith J. Rowe (2)(6)(7).	1,252,943		9.5
Harvey I. Ptashek.	85,593		*
Gerald O. Woodlief	190,155		1.4
Richard E. Cheney	82,643		*
Charles T. Rosen	67,804		*
Allan Tofias	17,240		*
Mitchell S. Gold	72,876		*
Barry A. Birnbach	202,537		1.5
Timothy J. Fortune	41,856		*
Michael M. Thurmond	0		*
All directors, nominees and executive officers as a group (13 persons)	4,765,978	(8)	34.0

*	Less than one percent.

(1)

Includes shares subject to options currently exercisable or which will become exercisable within 60 days of February 14, 2003 granted to the directors and Named Executives as follows: Mr. Gerald Birnbach—

407,039, Mr. Silver—44,175, Mr. Rowe—44,175, Mr. Ptashek—34,550, Mr. Woodlief—44,175, Mr. Cheney—44,175, Mr. Rosen—44,175, Mr. Tofias—16,950, Mr. Gold—0, Mr. Barry Birnbach—109,979, Mr. Fortune—39,417 and Mr. Thurmond—0. Also includes shares held in retirement accounts.

(2)	Includes 308,107 shares held by Mr. Gerald Birnbach and Mr. Keith Rowe, as co-trustees under the trust FBO Michael Rowe, over which shares Mr. Gerald Birnbach and Mr. Keith Rowe exercise shared voting and investment power. Mr. Birnbach does not have any income or residuary interest in these shares.
(3)	Includes 127,383 and 438,537 shares held as co-trustee under irrevocable trust agreements for the descendants of D. E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, over which shares Mr. Gerald Birnbach exercises shared voting and investment power.
(4)	Includes 2,673 shares held jointly by Mr. Gerald Birnbach with his wife. Includes 57,470 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Jami Taff and the Descendants of Jami Taff, 57,470 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Bruce Birnbach and the Descendants of Bruce Birnbach, 44,951 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Nina Patton and the Descendants of Nina Patton, and 38,853 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Tom Birnbach and the Descendants of Tom Birnbach. Includes 78,960 shares as trustee for the Birnbach Family Foundation. Excludes 4,174 shares held by Mr. Gerald Birnbach’s wife of which Mr. Gerald Birnbach disclaims beneficial ownership.
(5)	Excludes the following shares of which Mr. Silver disclaims beneficial ownership: 2,227 shares owned by Mr. Silver’s wife, 208,827 shares held by Mr. Silver’s wife and son as trustees under the Irrevocable Trust for the Wife and Descendants of Sidney J. Silver, 44,407 shares held by Mr. Silver’s wife and son as trustees under the Irrevocable Trust for the Benefit of Beth D. Silver and the Descendants of Beth D. Silver, 86,722 shares held by Mr. Silver’s wife and son as trustees under the Irrevocable Trust for the Benefit of Patricia A. Silver and the Descendants of Patricia A. Silver, 117,980 shares held by Mr. Silver’s wife and son as trustees under the Irrevocable Trust for the Benefit of Lisa E. Cannon and the Descendants of Lisa E. Cannon, 32,407 shares held by Mr. Silver’s wife and son as trustees under the Irrevocable Trust for the Benefit of David C. Silver and the Descendants of David C. Silver and 32,407 shares held by Mr. Silver’s wife and son as trustees under the Irrevocable Trust for the Benefit of Daniel B. Silver and the Descendants of Daniel B. Silver. Includes 127,383 and 438,537 shares held as co-trustee under Irrevocable Trust agreements for the descendants of D.E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, 871 shares held as co-trustee under the Revocable Trust Agreement FBO Jonathan Simon Elsberg and 22,550 shares in the Silver, Freedman & Taff Profit Sharing Plan and Trust over which shares Mr. Silver exercises shared voting and investment power.
(6)	Messrs. Michael and Keith Rowe are co-executors of the estate of Elizabeth J. Rowe and have shared voting and investment power with respect to 11,092 shares.
(7)	Excludes 924 shares owned by Mr. Rowe’s wife of which Mr. Rowe disclaims beneficial ownership. Includes 111,379 shares held as co-trustee with Mr. Rowe’s wife in the Rowe Charitable Remainder Trust of which Mr. Rowe disclaims beneficial ownership. Also excludes 188,573 shares held in the Keith and Teresa Rowe Irrevocable Trust; Mr. Keith Rowe and his wife are the beneficiaries of this trust, but neither is a trustee.
(8)	Includes in the aggregate 835,144 shares subject to options which are currently exercisable or which will become exercisable within 60 days of February 14, 2003.

PROPOSAL I—ELECTION OF DIRECTORS

The Company’s Board of Directors is composed of nine directors. Approximately one-third of the Directors are elected annually. Four directors are to be elected at the Meeting for terms of three years, to expire in 2006, or until their successors are elected and qualified.

Unless contrary specification is indicated, it is intended that the accompanying form of proxy will be voted for the election of the four nominees named below. If any of such persons is unable, or declines to serve, the persons named in the accompanying proxy may vote for another person, in their discretion. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The following table sets forth certain information with respect to each nominee for election to the Board and each director continuing to serve.

INFORMATION CONCERNING NOMINEES

	Age	Director Since	Term To Expire
Gerald O. Woodlief.	72	1982	2006
Harvey I. Ptashek	64	1984	2006
Allan Tofias.	72	1998	2006
Mitchell S. Gold	52	1999	2006

DIRECTORS CONTINUING TO SERVE

	Age	Director Since	Term To Expire
Gerald M. Birnbach.	72	1966	2004
Keith J. Rowe	59	1977	2004
Richard E. Cheney	81	1988	2004
Charles T. Rosen.	69	1977	2005
Sidney J. Silver.	68	1982	2005

Gerald O. Woodlief served as a Senior Vice President of the Company from 1982 until his retirement in December 1992. Mr. Woodlief was a consultant to the Company from January 1993 until December 1997. From 1949 until 1982, Mr. Woodlief served in various manufacturing positions with the Company.

Harvey I. Ptashek served as a Senior Vice President of the Company from 1984 until his retirement in September 1998. From 1964 until 1984, Mr. Ptashek served in various executive sales positions with the Company. Subsequent to his retirement from the Company, Mr. Ptashek became a director of United States Leather, Inc. and in June 2002 became a consultant for Urban County, a furniture and home furnishings store.

Allan Tofias is the former managing shareholder and President of the accounting firm of Tofias, Fleishman, Shapiro & Company, P.C. Mr. Tofias is a director of One Price Clothing Stores, Inc.

Mitchell S. Gold has served as President of The Mitchell Gold Co. since August 1989. The Mitchell Gold Co. was acquired by and became a wholly-owned subsidiary of the Company in October 1998. Mr. Gold’s initial appointment to the Company’s Board of Directors, which occurred in March 1999, was made pursuant to the agreement for the Company’s acquisition of The Mitchell Gold Co.

Gerald M. Birnbach has been in the service of the Company since 1956. He has served as the Company’s President since 1972, and Chairman of the Board since 1976. Prior to becoming President, he was Vice President of Merchandising and Sales. He is the brother of Barry A. Birnbach, the Company’s Vice President—Corporate Development.

Keith J. Rowe served as a Vice President of the Company from 1977 to January 1993. He is presently a private investor and currently serves on the board of directors of Enabling Technologies, Inc.

Richard E. Cheney was the Chairman of the Board of Hill & Knowlton, an international public relations company, from 1987 to 1991, and served as the Chairman Emeritus of Hill & Knowlton from 1991 to 1993. He currently serves on the boards of directors of Chattem, Inc. and Stoneridge, Inc.

Charles T. Rosen has served as Vice President of Luth Research, Inc., a market research company, since 1993.

Sidney J. Silver has been a member of the Washington, D.C. law firm Silver, Freedman & Taff, L.L.P. since 1972.

Board of Directors Meetings and Committees.    The Board conducts its business through meetings of the Board and through the meetings of its committees. During the fiscal year ended December 1, 2002, the Board of Directors held eight regular Board meetings and four special Board meetings. During the last fiscal year, no incumbent director of the Company attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors held during the period for which he has been a director and the total number of meetings held by all committees of the Board on which such director served during the period that he served.

The Audit Committee of the Board of Directors consists of Messrs. Cheney, Rosen, Rowe, Tofias and Silver. The primary functions of this committee are to evaluate audit performance, oversee relations with the Company’s independent auditors, and evaluate internal accounting policies and procedures. Four meetings were held by the Audit Committee during the fiscal year ended December 1, 2002. For additional information regarding the Audit Committee, see “Audit Committee Charter and Report Concerning Financial Matters.”

The Executive Committee of the Board of Directors consists of Messrs. Gerald Birnbach, Rowe, Silver and Woodlief. This committee determines the compensation of the executive officers of the Company. One meeting was held by the Executive Committee during the fiscal year ended December 1, 2002.

The Stock Option Committee of the Board of Directors consists of Messrs. Cheney, Ptashek, Rosen, Rowe, Tofias and Woodlief. The Stock Option Committee determines the number of stock options to be granted to all officers and employees of the Company. Two meetings were held by the Stock Option Committee during the fiscal year ended December 1, 2002.

The Company’s full Board of Directors acts as a nominating committee for the annual selection of nominees for election as directors. While the Board of Directors, as nominating committee, will consider nominees recommended by stockholders, it has not established any procedures for this purpose.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for each of the last three fiscal years earned by the President and each of the most highly compensated executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended December 1, 2002 (the “Named Executives”).

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options		All Other Compensation(1)
Gerald M. Birnbach	2002	$822,350	0	20,000	(2)	$4,000
Chairman and President	2001	822,350	0	50,000		26,447
	2000	822,350	0	50,000		98,713

Barry A. Birnbach	2002	215,000	50,000	4,000	(2)	1,792
Vice President—Corporate	2001	212,917	0	10,000		6,029
Development	2000	189,167	45,000	12,500		25,758

Timothy J. Fortune	2002	147,500	35,000	4,000	(2)	2,950
Vice President—Human Resources	2001	145,417	0	10,000		4,362
and Strategy	2000	121,667	28,125	10,000		16,477

Michael M. Thurmond (3)	2002	149,897	0	0		1,850
Former Chief Financial Officer,	2001	159,859	0	10,000		463
Secretary-Treasurer	2000	0	0	0		0

(1)	For Mr. Gerald Birnbach, includes (i) directors fees, (ii) matching contributions by the Company pursuant to its Cash-or-Deferred Non-Qualified Executive Retirement Plan (the “Executive Retirement Plan”) and (iii) supplemental contributions under the Executive Retirement Plan, as follows: 2002, $4,000, $0 and $0; 2001, $4,000, $22,447, and $0 and 2000, $4,000, $28,925, and $65,788. For Mr. Barry Birnbach and Mr. Fortune, amounts include (i) matching contributions by the Company pursuant to the Executive Retirement Plan, (ii) supplemental contributions by the Company under the Executive Retirement Plan and (iii) matching contributions by the Company under the Company’s Merged 401(k) Plan (the “401(k) Plan”) as follows: Mr. Barry Birnbach—2002, $1,792, $0 and $0; 2001, $6,029, $0 and $0 and 2000, $7,025, $18,733 and $0. Mr. Fortune—2002, $1,475, $0 and $1,475; 2001, $4,362, $0 and $0 and 2000, $4,494, $11,983 and $0. Mr. Barry Birnbach and Mr. Fortune became participants in the Executive Retirement Plan and ceased to be participants in the 401(k) Plan upon their becoming executive officers during fiscal 1999. Mr. Fortune again became a participant in the 401(k) Plan upon termination of the Executive Retirement Plan. For Mr. Thurmond, amount represents matching contributions by the Company pursuant to the Executive Retirement Plan.
(2)	For additional information regarding this award, see the table below captioned “Option Grants in Last Fiscal Year.”
(3)	Mr. Thurmond’s employment with the Company ended on May 20, 2002. Included within Mr. Thurmond’s salary amount for 2002 is a severance payment made to him upon the termination of his employment of $66,667, representing approximately four months of Mr. Thurmond’s base salary at the time of such termination.

The following table sets forth certain information concerning stock options granted pursuant to the Company’s 1993 Stock Option and Incentive Plan (the “1993 Stock Option Plan”) to the Named Executives in fiscal 2002. No stock appreciation rights have been awarded under the 1993 Stock Option Plan.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
Name	Number of Securities Underlying Options Granted(1)	% Of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date	5%	10%
G. M. Birnbach	20,000	19.5%	$1.25	12-04-11	$15,722	$39,844
B. A. Birnbach.	4,000	3.9%	1.25	12-04-11	3,144	7,969
T. J. Fortune	4,000	3.9%	1.25	12-04-11	3,144	7,969
M. M. Thurmond	0	n/a	n/a	n/a	n/a	n/a

(1)	Mr. Gerald Birnbach’s, Mr. Barry Birnbach’s and Mr. Fortune’s options are incentive stock options, which became exercisable in full immediately upon grant.

The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the Named Executives.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized		Number of Shares Underlying Unexercised Options at 12-01-02 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 12-01-02 Exercisable/Unexercisable(2)
Gerald M. Birnbach	0	0		402,039/0	$18,600/0
Barry A. Birnbach	19,387	$67,855	(1)	108,312/0	3,720/0
Timothy J. Fortune	0	0		37,750/0	3,720/0
Michael M. Thurmond	0	0		0/0	0/0

(1)	The difference between the fair market value of the shares of the Company’s Common Stock acquired upon exercise (at the time of exercise) and the exercise price paid to acquire such shares.
(2)	The difference between fair market value of the Company’s Common Stock at fiscal year end and the exercise price. An option is in-the-money if the exercise price per share is less than the market value per share.

Employment Agreement with Gerald Birnbach.    Effective December 1, 1997, the Company entered into a new employment agreement with Mr. Gerald Birnbach. The agreement provides for a minimum base salary of $791,850. The annual base salary is subject to adjustment annually based upon increases in the Consumer Price Index (the “adjusted base salary”). Provision is also made for a bonus for unusual efforts made by Mr. Birnbach on behalf of the Company to be awarded in the sole discretion of the Company’s Board of Directors. The employment agreement also provides for termination benefits, disability and death benefits, vacation and other employee benefits, including the furnishing of an automobile to Mr. Birnbach.

The employment agreement provides for a term of five years, which commenced on December 1, 1997 (the “Commencement Date”). On each anniversary of the Commencement Date, the term of the employment agreement is automatically extended for an additional year unless at least 90 days before such anniversary the Company’s Board of Directors, by the affirmative vote of at least two-thirds of its membership, determines not to extend the term and written notice of such action is provided to Mr. Birnbach. The term of the agreement has been so extended on each anniversary which has occurred to date.

The employment agreement provides for mandatory deferral of certain compensation by Mr. Birnbach, if necessary, to assure tax deductibility thereof by the Company.

The employment agreement allows the Board of Directors to terminate Mr. Birnbach’s employment at any time with or without cause. If Mr. Birnbach voluntarily terminates his employment with the Company prior to a change in control of the Company without “good reason,” or the Company terminates his employment for “cause,” then he will not be entitled to any severance payments. If Mr. Birnbach terminates his employment prior to a change in control for “good reason,” or the Company terminates his employment without “cause” (other than on account of permanent disability), then he will be entitled to receive all compensation which he would otherwise have been paid for the remainder of the term of the employment agreement in installments consistent with prior practice. The employment agreement defines the term “good reason” as the occurrence of certain diminutions of or interferences with Mr. Birnbach’s duties, responsibilities or benefits under the agreement. If Mr. Birnbach’s employment is terminated prior to a change in control on account of permanent disability, then he will be entitled to partial salary continuation through the remaining term of the employment agreement. If Mr. Birnbach should die while employed and prior to the Board of Directors approving a change in control transaction, his estate will be entitled to receive his adjusted base salary as then in effect for the lesser of 18 months or the balance of the employment agreement term.

If Mr. Birnbach’s employment is terminated for any reason in connection with or following a change in control of the Company, then in lieu of the benefits described above and other benefits under the employment agreement through the date of termination, he will be entitled to receive, on the date of termination, an amount equal to 299% of his “base amount,” as determined under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), payable in a single cash lump sum. If the termination in connection with or following the change in control of the Company is involuntary (excluding death or total disability) or made by Mr. Birnbach for good reason and Mr. Birnbach offers to continue to provide services as contemplated by the employment agreement and the offer is declined, then, subject to certain conditions, the Company must also, during the shorter period of the date of termination through the remaining term of the employment agreement or two years following the termination, pay to Mr. Birnbach monthly 1/12 of his adjusted base salary, plus 1/12 of the average amount of cash bonus and cash incentive compensation earned by Mr. Birnbach for the two full years preceding the change in control.

Mr. Birnbach and his spouse will also receive certain post-termination health benefits for their respective lifetimes following termination of Mr. Birnbach’s employment; provided such benefits will not be provided if his termination of employment is for “cause” prior to and not in connection with a change in control.

Under the employment agreement, subject to limited exceptions, for a period of two years after the voluntary or involuntary termination of Mr. Birnbach’s employment with the Company, Mr. Birnbach may not compete or own an interest in any other business in competition with that of the Company’s business, except for the purchase and holding of securities of any publicly traded company.

Agreements with Barry Birnbach.    In 1984, the Company entered into a salary continuation agreement with Barry Birnbach that provides for payments to be made to Mr. Birnbach in the event his employment is terminated by the Company under specified circumstances. The agreement provides that if Mr. Birnbach’s employment is terminated solely for the convenience of the Company, without cause or any other reason related to job performance, Mr. Birnbach will be entitled to, at the Company’s option, either (1) the continuation of his then-current base annual compensation, payable monthly until the first to occur of the end of the two-year period following such termination or the attainment by Mr. Birnbach of age 65, or (2) payment upon such termination of a lump sum amount equal to the present value of the payments described in clause (1) of this sentence. If Mr. Birnbach’s employment is terminated for an infraction of Company rules or a violation of the terms of his employment, in either case not amounting to cause, Mr. Birnbach will be entitled to, at the Company’s option, either (1) the continuation of his then-current base annual compensation, payable monthly until the first to occur of the end of the six-month period following such termination or the attainment by Mr. Birnbach of age 65, or (2) payment upon such termination of a lump sum equal to the present value of the payments described in clause (1) of this sentence. If Mr. Birnbach’s employment is terminated for cause, Mr. Birnbach will not be entitled to any benefits under the salary continuation agreement. Any amounts payable under the agreement are subject to reduction by the amount of any compensation Mr. Birnbach receives from a new employer following termination of his employment by the Company.

In addition to his salary continuation agreement, the Company has a deferred compensation agreement with Barry Birnbach providing for cash payments to him upon his retirement of up to $650,000 in the aggregate over a period of at least ten years, depending upon his age at the time of retirement. The agreement also provides for payment of the same amount over ten years in the event of his death or termination of employment due to disability. The agreement further provides that if he is terminated by the Company before age 65, he may receive cash payments of up to $650,000 in the aggregate over ten years beginning at age 65, provided certain conditions are met.

Cash-or-Deferred Non-Qualified Executive Retirement Plan.    Prior to its termination in fiscal 2002, the Company had maintained since December 1, 1994, an unfunded Cash-or-Deferred Non-Qualified Executive Retirement Plan (the “Executive Retirement Plan”). The Executive Retirement Plan was designed to enable executive officers to defer current income. Under the Executive Retirement Plan, a participant could elect to defer an unlimited amount of his salary and bonus. Each participant received a Company matching contribution equal to (i) 75% of the first 1% to 3% of compensation deferred and (ii) 25% of deferred amounts from 4% to 6% of compensation. No matching contribution was made for deferred amounts in excess of 6% of salary and bonus. In its discretion, the Board of Directors could award supplemental credits to the accounts of plan participants. Participants were fully vested in the amounts credited to their plan accounts at all times. Prior to January 26, 1998, participant deferral amounts, matching credits and any supplemental credits earned interest based on the then current 10-year treasury bond rate. Effective January 27, 1998, the Executive Retirement Plan was amended to allow participants to earn additional credits on amounts held in their accounts based on the performance of one or more of five measurement funds available to participants for their selection.

Following the termination of the Executive Retirement Plan, all participants (Messrs. Gerald Birnbach, Barry Birnbach, Fortune and Thurmond) were paid their account balances in April 2002.

Director Compensation.    Directors employed by the Company and its subsidiaries (Messrs. Gerald Birnbach and Gold) are paid fees of $500 per regular meeting attended and non-employee directors receive a fee of $2,000 per regular meeting attended. No fees are paid to directors for their service on Board committees. In fiscal 2002, for attendance at regular meetings of the Company’s Board of Directors, Messrs. Cheney, Ptashek, Rosen, Rowe, Silver, Tofias and Woodlief each received $16,000 and Mr. Birnbach and Mr. Gold each received $4,000. On March 6, 2002, the following non-employee directors received an immediately exercisable ten-year option to purchase 3,000 shares at an exercise price of $3.60 per share: Messrs. Cheney, Ptashek, Rosen, Rowe, Silver, Tofias and Woodlief. On December 3, 2002, each of the same non-employee directors received an immediately exercisable ten-year option to purchase 3,000 shares of Common Stock at an exercise price of $2.15 per share. No stock options held by non-employee directors were exercised during fiscal 2002. For information regarding options granted during fiscal 2002 to Director Gerald Birnbach, see the table above captioned “Option Grants in Last Fiscal Year”.

Compensation Committee Interlocks and Insider Participation.    The members of the Company’s Compensation Committee are Messrs. Gerald Birnbach, Rowe, Silver and Woodlief. Mr. Gerald Birnbach is currently the Company’s Chairman, President and Chief Executive Officer, and Messrs. Rowe and Woodlief are former officers of the Company. Mr. Woodlief was a consultant to the Company from December 1992 to January 1998. Mr. Silver is a member of the law firm Silver, Freedman & Taff, L.L.P., which serves as general counsel to the Company. Total fees incurred for legal services rendered by this firm to the Company and its subsidiaries during the fiscal year ended December 1, 2002 were $878,498.

Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in the ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon information provided to the Company by the officers and directors subject to Section 16 of the Exchange Act, each of the Company’s executive officers, directors and greater than 10% shareholders timely filed all required reports during the fiscal year ended December 1, 2002.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

The compensation policies of the Company seek to align the compensation of its executive officers with the Company’s financial and other performance aspects, thereby improving performance and enhancing stockholder value.

Compensation Philosophy.    The Company’s compensation programs are designed to attract and retain qualified management personnel by providing competitive compensation while, at the same time, providing incentive to enhance stockholder value consistent with the business strategies and long-term objectives of the Company. Accordingly, the Company’s compensation programs include the following aspects:

The compensation program primarily includes a base salary providing competitive compensation and cash bonuses reflecting the Company’s financial and other performance as well as the individual’s performance. The compensation program also includes long-term incentive awards in the form of stock options, designed to reward and retain executives over a period of years, and to align the interests of executives with those of stockholders.

Base Salaries.    Base salaries are intended to compensate fairly all of the executive officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, and their extended period of service to the Company. Actual salaries paid to the Company’s executive officers are based upon their level of experience and performance and their years of service to the Company.

Cash Bonuses.    The executive committee may, in its discretion and based on individual and corporate performance, award cash bonuses to all executive officers other than the Company’s Chief Executive Officer. For fiscal 2002, the executive committee awarded cash bonuses to Mr. Barry Birnbach and Mr. Fortune of $50,000 and $35,000, respectively. As described below under “Compensation of the Chief Executive Officer,” the Board of Directors may, in its discretion, award bonuses to the Chief Executive Officer.

Long-term Incentives.    In fiscal 2002, the Company continued to provide long-term, stock-related incentives to key executives and employees, including the Named Executives, through grants of stock options under the 1993 Stock Option Plan. Awards under the 1993 Stock Option Plan may be either “incentive” stock options, qualifying for favorable income tax treatment, or “non-qualified” stock options. Options are designed to align management’s incentives with the interests of the Company’s stockholders and to reward executives for increases in stockholder value. On December 4, 2001, stock options were awarded under the 1993 Stock Option Plan to the following Named Executives in the following amounts: Mr. Gerald Birnbach—20,000 shares, Mr. Barry Birnbach—4,000 shares and Mr. Fortune—4,000 shares. For additional information regarding these options, see the table above captioned “Option Grants in Last Fiscal Year.”

Compensation of the Chief Executive Officer.    Effective December 1, 1997, the Company entered into a new employment agreement with Mr. Gerald Birnbach to compensate him for his value and past services to the Company and as an inducement to secure his future services to the Company. See “Executive Compensation—Employment Agreements.” The employment agreement provides for annual adjustments to Mr. Birnbach’s base salary for cost of living increases, and for the granting to Mr. Birnbach of bonuses, in the discretion of the Company’s Board of Directors. The Board of Directors did not award Mr. Birnbach a bonus for the Company’s performance in fiscal 2002.

In 1993, Section 162(m) was added to the Code, the effect of which was to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company.

Section 162(m) applies to remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. The Company has included a provision in Mr. Birnbach’s employment agreement limiting his compensation to the $1 million threshold and deferring any amount in excess of such limit. In addition, although the current compensation of each of the Company’s other executive officers is below the $1 million threshold, the Company intends to consider this provision in establishing future compensation policies for such officers.

EXECUTIVE COMMITTEE

Gerald M. Birnbach

Keith J. Rowe

Sidney J. Silver

Gerald O. Woodlief

STOCK OPTION COMMITTEE

Richard E. Cheney

Harvey I. Ptashek

Charles T. Rosen

Keith J. Rowe

Allan Tofias

Gerald O. Woodlief

AUDIT COMMITTEE CHARTER AND REPORT

CONCERNING FINANCIAL MATTERS

Audit Committee Charter

The Audit Committee operates pursuant to a charter approved by the Company’s Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and internal and external audit processes of the Company, and the engagement of the Company’s independent auditors. The Audit Committee charter sets forth the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department and management of the Company.

Membership

The Audit Committee consists of five members, all of whom have been determined by the Board of Directors to be “independent” under the New York Stock Exchange listing standards.

Audit Committee Report

The Audit Committee of the Company’s Board of Directors has issued the following report with respect to the audited financial statements of the Company for the fiscal year ended December 1, 2002:

•	The Audit Committee has reviewed and discussed with the Company’s management the Company’s fiscal 2002 audited financial statements;

•	The Audit Committee has discussed with the Company’s independent auditors (BDO Seidman, LLP) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by SAS No. 90;

•	The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1 (which relates to the auditors’ independence from the Company and its related entities) and has discussed with the auditors their independence from the Company; and

•	Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 1, 2002.

Submitted by the Audit Committee of the Company’s Board of Directors:

Richard E. Cheney

Charles T. Rosen

Keith J. Rowe

Sidney J. Silver

Allan Tofias

PERFORMANCE GRAPH

The following is a line graph comparing the yearly change in the cumulative total return on the Company’s Common Stock with the cumulative total return on the NYSE Market Index and the Company’s peer group index for the Company’s last five fiscal years.

	1997	1998	1999	2000	2001	2002
The Rowe Companies	$100.00	$164.97	$162.73	$51.05	$23.28	$39.04
NYSE Market Index	$100.00	$116.81	$128.22	$126.53	$116.06	$99.23
Peer Group	$100.00	$111.35	$96.65	$76.17	$100.24	$111.20

The peer group consists of household furniture manufacturing companies with the same Standard Industrial Classification as the Company.

PROPOSAL II—APPROVAL OF THE

2003 STOCK OPTION AND INCENTIVE PLAN

In January 2003, the Company’s Board of Directors adopted the 2003 Stock Option Plan, subject to approval by the Company’s stockholders. If approved by stockholders, the 2003 Stock Option Plan will provide for the grant of stock options to directors, officers and employees of the Company and its subsidiaries.

The Board of Directors believes that it is important for the Company to maintain a flexible and comprehensive stock option and incentive plan which provides a means of enhancing and encouraging the recruitment and retention of those individuals on whom the success of the Company most depends. The Company’s 1993 Stock Option Plan has served this purpose well; however, the 1993 Stock Option Plan, a ten-year plan, terminated on February 1, 2003, and no additional options may be granted under the 1993 Stock Option Plan. The 2003 Stock Option Plan is similar in structure and purpose to the 1993 Stock Option Plan, and, if approved by stockholders, will allow the Company to continue to be able to attract, motivate and retain the most qualified management and other personnel and link the interests of directors, officers and employees with the interests of stockholders.

Attached as Exhibit A to this Proxy Statement is the complete text of the 2003 Stock Option Plan. The principal features of the 2003 Stock Option Plan are summarized below.

General

Directors, officers and employees of the Company and its subsidiaries are eligible to participate in the 2003 Stock Option Plan. As of February 14, 2003, approximately 3,000 officers and other employees of the Company and its subsidiaries were eligible to participate in the 2003 Stock Option Plan, along with seven non-employee directors of the Company. The 2003 Stock Option Plan provides for awards in the form of options to purchase shares of the Company’s Common Stock, which may be “incentive stock options” qualified under Section 422 of the Code or options which are not qualified under Section 422 of the Code (referred to as “non-qualified stock options”).

Shares Available

The maximum number of shares of the Company’s Common Stock with respect to which options may be granted under the 2003 Stock Option Plan is 1,300,000, subject to adjustment as described below under “Changes in Capitalization.” These shares may be either authorized but unissued shares or reacquired shares held by the Company in its treasury. Any shares subject to an option which expires or is terminated unexercised will again be available for issuance under the 2003 Stock Option Plan. During any calendar year, no participant in the 2003 Stock Option Plan may be granted options under the plan with respect to more than 50,000 shares of Common Stock, subject to adjustment as described below under “Changes in Capitalization.”

Administration of the Plan

The 2003 Stock Option Plan is administered by a committee consisting of two or more members of the Board of Directors of the Company (the “Committee”), each of whom must be: (1) an “outside director,” as defined in Section 162(m) of the Code; and (2) a “non-employee director,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The Committee generally has the authority and discretion to:

•	select participants and grant options;

•	determine the number of shares to be subject to options generally, as well as to individual options granted, under the 2003 Stock Option Plan;

•	determine the terms and conditions upon which options shall be granted under the 2003 Stock Option Plan and prescribe the forms and terms of option agreements to be entered into with plan participants which contain the specific terms of their options; and

•	interpret the 2003 Stock Option Plan and make all determinations deemed necessary or advisable for the administration of the 2003 Stock Option Plan.

Directors Cheney, Ptashek, Rosen, Rowe, Tofias and Woodlief have been appointed as the present members of the Committee.

Options Generally

Options may be granted to directors, officers and employees at any time and from time to time by the Committee. Each option grant will be evidenced by an option agreement that specifies the exercise price, the duration of the option, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the Committee may determine. In addition, the option agreement will specify whether the option was intended to be an incentive stock option or a non-qualified stock option. The exercise price must not be less than the market value of a share of the Company’s Common Stock on the date of grant. The duration of an option granted under the 2003 Stock Option Plan may not exceed ten years.

Option Exercises

The Committee will determine the method or methods by which, and the form or forms in which, payment of the exercise price of an option may be made. These may include cash, shares of Company Common Stock having a total market value equal to the total exercise price of the option, or a combination of cash and shares. In addition, the Committee may permit payment to be made through a broker-assisted cashless exercise of the option.

Exercising Options After Termination of Service

If a participant to whom an option is granted under the 2003 Stock Option Plan ceases to maintain continuous service for any reason other than normal retirement, death, disability or for cause, then unless otherwise determined by the Committee and set forth in the option agreement evidencing the grant of the option, the option will, to the extent then exercisable, remain exercisable for the lesser of three months following the cessation of continuous service and the period of time remaining until the expiration date of the option. The term “continuous service” is defined in the 2003 Stock Option Plan to mean generally the absence of any interruption or termination of service as a director, officer or employee of the Company or any subsidiary of the Company.

If a participant to whom an option is granted under the 2003 Stock Option Plan ceases to maintain continuous service due to normal retirement, then unless otherwise determined by the Committee and set forth in the option agreement evidencing the grant of the option, the option will, to the extent then exercisable, remain exercisable for the lesser of five years following the cessation of continuous service and the period of time remaining until the expiration date of the option. For purposes of the 2003 Stock Option Plan, “normal retirement” means retirement from employment with or as a director of the Company or any subsidiary of the Company after the participant has reached age 65 and maintained continuous service for at least ten years.

If a participant to whom an option is granted under the 2003 Stock Option Plan ceases to maintain continuous service due to death or disability, then unless otherwise determined by the Committee and set forth in the option agreement evidencing the grant of the option, the option will, to the extent then exercisable, remain exercisable for the lesser of one year following the cessation of continuous service and the period of time remaining until the expiration date of the option. Following the death of a participant to whom an option is granted under the 2003 Stock Option Plan, the Committee may, as alternative means of settlement of the option, elect to pay to the holder of the option the amount by which the market value of the shares covered by the option on the date of exercise exceeds the exercise price.

If a participant to whom an option is granted under the 2003 Stock Option Plan ceases to maintain continuous service due to termination for cause, then the option will, to the extent not previously exercised, immediately be forfeited.

Transferability of Options

An incentive stock option may not be transferred except upon the death of the participant, by will or by the laws of descent and distribution. A non-qualified stock option may be transferred upon the death of the participant, by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or by gift to any member of the participant’s immediate family or to a trust for the benefit of one or more immediate family members. For purposes of the 2003 Stock Option Plan, the term “immediate family” means a participant’s spouse, children and grandchildren.

Changes in Capitalization

Shares as to which options may be granted under the 2003 Stock Option Plan, and shares then subject to options, as well as the exercise prices of outstanding options, will be adjusted by the Committee in the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or other change in the corporate structure or shares of the Company.

Effect of Merger

In the event of any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding shares of the Company’s Common Stock being converted into or exchanged for different securities, cash or other property or any combination thereof), any participant to whom an option has been granted will generally have the right, upon exercise of the option, to receive an amount equal to the excess of fair market value on the date of exercise of the consideration receivable in the merger, consolidation or combination in respect of a share of the Common Stock over the exercise price of the option, multiplied by the number of shares with respect to which the option has been exercised. This amount may be payable in cash, in the form of the consideration payable in the merger, consolidation or combination or partly in cash and partly in the form of such consideration, all in the discretion of the Committee.

Effect of Change in Control or Tender Offer

If a tender offer or exchange offer for shares (other than such an offer by the Company) of the Company’s Common Stock is commenced, or if a change in control occurs, then unless the Committee provides otherwise in the option agreement evidencing the grant of the option, each outstanding option that is not fully exercisable will become exercisable in full. The term “change in control” is defined in the 2003 Stock Option Plan as the occurrence of any one or more of the following events:

(1)	any person or group of persons becomes the beneficial owner of 25% or more of the outstanding shares of the Common Stock;

(2)	as a result of, or in connection with, any merger or other business combination, sale of assets or contested election, the persons who were directors of the Company cease to constitute a majority of the board of directors; or

(3)	the approval by the Company’s stockholders of an agreement providing either for a transaction in which the Company will cease to be an independent publicly-owned entity or for a sale or other disposition of all or substantially all of the assets of the Company.

Amendment or Termination

The Board of Directors may, at any time amend or terminate the 2003 Stock Option Plan without approval of participants or the Company’s stockholders, except to the extent that stockholder approval is required by applicable law, rule or regulation. Additionally, the Board of Directors may, in its discretion, voluntarily seek stockholder approval if the Board so desires. The Committee may waive any conditions of or rights of the Company or modify or amend the terms of any outstanding option consistent with the terms of the 2003 Stock Option Plan. The Committee generally may not, however, amend, alter, suspend, discontinue or terminate any outstanding option without the consent of the holder of the option.

Unless previously terminated by the Board of Directors, the 2003 Stock Option Plan will remain in effect for ten years following the approval of the 2003 Stock Option Plan by the Company’s stockholders, after which no additional options may be granted under the 2003 Stock Option Plan.

Certain Federal Income Tax Consequences

Under current federal income tax laws, options under the 2003 Stock Option Plan will have the following federal income tax consequences:

(1)	The grant of an option will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant.

(2)	If a participant exercises an incentive stock option, the exercise of the option will generally not, by itself, result in the recognition of taxable income by the participant or entitle the Company to a deduction at the time of exercise. However, the difference between the exercise price and the fair market value of the shares of Common Stock acquired on the date of exercise is an item of adjustment included for purposes of calculating the participant’s alternative minimum tax.

(3)

If a participant does not hold the shares of Common Stock acquired upon exercise of an incentive stock option for at least one year after the exercise of the option or two years after the grant of the option, whichever is later, the participant will recognize ordinary income or loss upon disposition of the shares in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. If this happens, the Company will be entitled to a corresponding deduction in the amount of ordinary income, if any, that the participant recognizes. The participant also will recognize a capital gain or loss in an amount equal to the difference, if any, between the sale price and the fair market value of the shares of Common Stock on the date of exercise of the option. The capital gain or loss will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the option and long-term if the participant does hold the shares for more than one year after the exercise of the option. The Company will not be entitled to a corresponding deduction for the capital gain or loss.

(4)	If the participant holds the shares of Common Stock acquired upon exercise of an incentive stock option for one year after the option is exercised and two years after the option is granted, the participant will recognize a capital gain or loss upon disposition of the shares in an amount equal to the difference between the sale price and the exercise price. The Company will not be entitled to a corresponding deduction for the capital gain or loss.

(5)	If a participant exercises a non-qualified stock option, he or she will recognize ordinary income on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares of Common Stock acquired pursuant to the exercise. The Company will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of the option. When the participant sells the shares acquired upon exercise of a non-qualified stock option, he or she will recognize a capital gain or loss equal to the amount of any appreciation or depreciation in value of the shares from the time of exercise. The Company will not be entitled to a corresponding deduction for the capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after the exercise of the option and long-term if the participant does hold the shares for more than one year after the exercise of the option.

Options Under the 2003 Stock Option Plan

As of the date of this proxy statement, no options have been granted under the 2003 Stock Option Plan.

Options Under the 1993 Stock Option Plan

The following table provides information regarding options under the Company’s 1993 Stock Option Plan. Aside from employee benefit plans that are intended to meet the qualification requirements of Section 401(a) of the Code, the Company has no other equity compensation plans.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,845,202	$6.62	1,266,807	(1)
Equity compensation plans not approved by security holders	0	0	0
Total	1,845,202	$6.62	1,266,807	(1)

(1)	Represents the number of securities that remained available for issuance under the 1993 Stock Option Plan (excluding securities reflected in column (a)) as of the end of fiscal 2002. Because the 1993 Stock Option Plan terminated on February 1, 2003, however, no future issuances of securities may be made under the 1993 Stock Option Plan (other than pursuant to the exercise of outstanding options reflected in column (a)).

Approval of the 2003 Stock Option Plan

Approval of the 2003 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock represented and entitled to vote on the matter at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2003 STOCK OPTION PLAN.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has engaged the independent certified public accounting firm of BDO Seidman, LLP to audit the financial statements of the Company for the 2003 fiscal year. Representatives of BDO Seidman, LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

During the fiscal year ended December 1, 2002, BDO Seidman, LLP provided various audit, audit related and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

(a)	Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company’s fiscal 2002 annual financial statements and reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year: $200,000.00

(b)	Audit Related Fees: Aggregate fees billed for professional services rendered during fiscal 2002 related to audits of employee benefit plans, audits in connection with business acquisitions and dispositions, consultation on accounting matters and debt refinancings: $123,000.00

(c)	Financial Information Systems Design and Implementation Fees: None.

(d)	All other fees (principally tax services): $103,000.00

The audit committee of the Company’s Board of Directors has considered whether the provision of services covered by items (b) and (d) above is compatible with maintaining the independence of BDO Seidman, LLP.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s principal administrative offices at 1650 Tysons Boulevard, Suite 710, McLean, Virginia 22102 no later than November 4, 2003. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended and, as with any stockholder proposal (regardless of whether included in the Company’s proxy materials), the Company’s Articles of Incorporation and Bylaws and Nevada law. Under the proxy rules, in the event that the Company receives notice of a stockholder proposal to take action at the next annual meeting that is not submitted for inclusion in the Company’s proxy materials, the persons named in the form of proxy sent by the Company to its stockholders will have the discretion to vote on such proposal in accordance with their best judgment if notice of the proposal is not received at the main office of the Company by January 18, 2004.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement. However, if other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone, without additional compensation. The Company may also retain the services of a proxy solicitation firm, the fees and expenses of which firm will be paid for by the Company, although there is no present intention to retain any such firm.

The Company’s annual report to stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on February 14, 2003. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Company. Such annual report is not to be treated as part of the proxy solicitation materials, nor as having been incorporated herein by reference.

GENE S. MORPHIS

Chief Financial Officer and

Secretary-Treasurer

March 3, 2003

EXHIBIT A

THE ROWE COMPANIES

2003 Stock Option and Incentive Plan

1.  Plan Purpose.    The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, officers and Employees of the Corporation and its Affiliates.

2.  Definitions.    The following definitions are applicable to the Plan:

“Affiliate”—means any “parent corporation” or “subsidiary corporation” of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Board”—means the board of directors of the Corporation.

“Cause”—means termination of service as a director, officer or an Employee of the Corporation or an Affiliate by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

“Code”—means the Internal Revenue Code of 1986, as amended.

“Committee”—means the Committee referred to in Section 3 hereof.

“Continuous Service”—means the absence of any interruption or termination of service as a director, officer or Employee of the Corporation or an Affiliate, except that, when used with respect to a person granted an Incentive Stock Option, means the absence of any interruption or termination of service as an Employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

“Corporation”—means The Rowe Companies, a Nevada corporation, and any successor thereto.

“Disability”—has the meaning assigned to such term in Section 22(e)(3) of the Code, or any successor provision.

“Employee”—means any person, including an officer, who is employed by the Corporation or any Affiliate.

“Exercise Price”—means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

“Incentive Stock Option”—means an option to purchase Shares granted by the Committee pursuant to the Plan which is intended to qualify as an incentive stock option under Section 422 of the Code. Unless otherwise set forth in the Option Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

“Market Value”—means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange—Listed Stocks, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Shares are listed or admitted to trading, or, if the Shares are not listed to or admitted to trading on any such exchange, the mean between the closing high and low asked quotations with respect to a Share on such date on the NASDAQ Stock Market, or any similar system then in use, or if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

“Non-Qualified Stock Option”—means an option to purchase Shares granted by the Committee pursuant to the Plan which is not intended to qualify, or for any reason does not qualify or ceases to qualify, as an incentive stock option under Section 422 of the Code.

“Normal Retirement”—means retirement from employment with or as a director of the Company or an Affiliate after the Participant (i) has reached age 65 and (ii) maintained Continuous Service for at least ten years.

“Option”—means an Incentive Stock Option or a Non-Qualified Stock Option.

“Option Agreement”—means the agreement evidencing the grant of an Option under the Plan.

“Participant”—means any director, officer or Employee of the Corporation or any Affiliate who is selected by the Committee to be granted an Option.

“Plan”—means this 2003 Stock Option and Incentive Plan of the Corporation.

“Shares”—means the shares of common stock of the Corporation.

3.  Administration.    The Plan shall be administered by a Committee consisting of two or more members, each of whom (i) shall be an “outside director,” as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a “non-employee director,” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to: (i) select Participants and grant Options; (ii) determine the number of Shares to be subject to Options generally, as well as to individual Options granted, under the Plan; (iii) determine the terms and conditions upon which Options shall be granted under the Plan; prescribe the forms and terms of Option Agreements; and (iv) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

4.  Shares Subject to Plan.    Subject to adjustment by the operation of Section 6 hereof, the maximum number of Shares with respect to which Options may be granted under the Plan is 1,300,000. The Shares with respect to which Options may be granted under the Plan may be either authorized and unissued Shares or previously issued Shares heretofore or hereafter reacquired and held as treasury shares. An Option which terminates shall not be considered to have been granted under the Plan, and new Options may be granted under the Plan with respect to the number of Shares as to which such termination has occurred. During any calendar year, no Participant may be granted Options under the Plan with respect to more than 50,000 Shares, subject to adjustment as provided in Section 6 hereof.

5. Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan and the requirements of applicable law as the Committee shall determine:

(i)  Exercise Price.    The Exercise Price for an Option shall be determined by the Committee; provided, however, that such Exercise Price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option; provided, further, that in the case of an Incentive Stock Option granted to an individual who, at the time of grant, is the beneficial owner of stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate (a “Ten Percent Owner”), such Exercise Price shall not be less than 110% of the Market Value of a Share on the date of grant of such Option.

(ii)  Option Term.    The term of each Option shall be fixed by the Committee, but shall be no greater than ten years in the case of a Non-Qualified Stock Option, ten years in the case of an Incentive Stock Option granted to a Participant who is not a Ten Percent Owner, and five years in the case of a Incentive Stock Option granted to a Participant who is a Ten Percent Owner.

(iii)  Number of Shares and Time and Method of Exercise.    The Committee shall determine the number of Shares underlying each Option and the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the Exercise Price with respect thereto may be made or deemed to have been made (including, without limitation, cash, Shares having a Market Value on the exercise date equal to the aggregate Exercise Price, or any combination of cash and such Shares, as well as pursuant to a broker-assisted cashless exercise). The Committee shall also prescribe a form of written notice to be provided by the person exercising an Option to the Corporation upon the exercise of the Option.

(iv)  Incentive Stock Options.    Incentive Stock Options may be granted by the Committee only to full-time Employees. No Incentive Stock Option may be granted more than ten years after the effective date of the Plan, as set forth in Section 14. The aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

(v)  Termination of Service.    Unless otherwise determined by the Committee and set forth in the Option Agreement evidencing the grant of an Option, if the Participant to whom such Option is granted shall cease to maintain Continuous Service for any reason other than Normal Retirement, death, Disability or for Cause, such Option, to the extent then exercisable, shall remain exercisable for the lesser of (A) three months following such cessation of Continuous Service and (B) the period of time remaining until the expiration of the Option by its terms. Unless otherwise determined by the Committee and set forth in the Option Agreement evidencing the grant of an Option, if the Participant to whom such Option is granted shall cease to maintain Continuous Service due to Normal Retirement, such Option, to the extent then exercisable, shall remain exercisable for the lesser of (A) five years following such cessation of Continuous Service and (B) the period of time remaining until the expiration of the Option by its terms. Unless otherwise determined by the Committee and set forth in the Option Agreement evidencing the grant of an Option, if the Participant to whom such Option is granted shall cease to maintain Continuous Service due to death or Disability, such Option, to the extent then exercisable, shall remain exercisable for the lesser of (A) one year following such cessation of Continuous Service and (B) the period of time remaining until the expiration of the Option by its terms. If the Participant to whom an Option is granted shall cease to maintain Continuous Service for Cause, such Option, to the extent not previously exercised, shall immediately be forfeited.

Following the death of a Participant to whom an Option is granted under the Plan, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution or (if such Option was transferred prior to the Participant’s death) the person to whom such Option was otherwise transferred pursuant to Section 9 hereof, the amount by which the Market Value per Share on the date of exercise of such Option exceeds the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

6.  Adjustments Upon Changes in Capitalization.    In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Options may be granted under the Plan and the number and class of shares underlying outstanding Options granted under the Plan (as well as the Exercise Price of each such outstanding Option) shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Except as otherwise provided in the Plan, any Option which is adjusted as a result of this Section 6 shall be subject to the same terms and conditions as the original Option.

7.  Effect of Merger on Options.    In the event of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option), thereafter and during the term of each such Option, to receive upon exercise of any such Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

8.  Effect of Change in Control or Tender Offer.    Each of the events specified in the following clauses (i) through (iii) of this Section 8 shall be deemed a “change in control”: (i) any third person, including a “group,” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast; (ii) as a result of, or in connection with, any merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board; or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Option Agreement, each Option theretofore granted and not fully exercisable shall become exercisable in full; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

9.  Assignments and Transfers.    No Incentive Stock Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. A Non-Qualified Stock Option shall be transferable by will, by the laws of descent and distribution, pursuant to a “domestic relations order,” as defined in Section 414(p)(1)(B) of the Code, or by gift to any member of the Participant’s immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of a Participant, an Option granted to the Participant shall be exercisable only by the Participant unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Section 9, a Participant’s “immediate family” shall mean the Participant’s spouse, children and grandchildren.

10.  Rights Under the Plan.    No director, officer or Employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no director, officer, Employee or other person shall have any claim or right to be granted an Option under the Plan or an option or any other award under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Corporation or any Affiliate. No Participant or any person to whom an Option is transferred pursuant to Section 9 hereof shall be deemed the holder of, or to have any of the rights of a holder with respect to, any Shares subject to an Option unless and until the Option has been exercised after satisfying all requirements for such exercise as set forth in the Option Agreement and the Plan.

11.  Delivery and Registration of Stock.    The Corporation’s obligation to deliver Shares upon the exercise of an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act of 1933, as amended, or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or automated quotation system on which Shares may then be listed or quoted, and (ii) the completion of such stock registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

12.  Withholding Tax.    Where a Participant or other person is entitled to receive Shares upon the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

13.  Amendment or Termination.

(a)  The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Corporation’s stockholders if, when and to the extent such stockholder approval is necessary or required for purposes of any applicable Federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such stockholder approval.

(b)  The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Option consistent with the terms of the Plan. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Option without the consent of the holder thereof, except as otherwise provided herein.

14.  Effective Date and Term of Plan.    The Plan shall become effective upon the later of its adoption by the Board or its approval by the stockholders of the Corporation. The Plan shall continue in effect for a term of ten years thereafter unless sooner terminated under Section 13 hereof.

NOTICE

of

ANNUAL MEETING

of

STOCKHOLDERS

and

PROXY STATEMENT

TIME:	Tuesday, April 15, 2003
at 10:00 a.m.

PLACE:	Ritz Carlton
McLean, Virginia

THE ROWE COMPANIES

McLean, Virginia

PROXY

THE ROWE COMPANIES

Annual Meeting of Stockholders

Tuesday, April 5, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints G. S. Morphis and D. C. Jacks or either one of them with full powers of substitution as Proxies to vote the Common Stock of The Rowe Companies (the “Company”) held by the undersigned at the above stated Annual Meeting or any adjournments and or postponements thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 3, 2003.

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR the election of nominees listed on this Proxy and FOR the approval of The Rowe Companies 2003 Stock Option and Incentive Plan. If any other matter is presented at the Annual Meeting, this Proxy will be voted by those named herein as proxies in their best judgment. At the present time, the Board of Directors knows of no other matter to be presented at the Annual Meeting.

Any Proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the Annual Meeting, Proxy Statement and Annual Report to Shareholders is hereby acknowledged. TO VOTE BY TELEPHONE OR THE INTERNET, FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE. IF YOU DO NOT WISH TO VOTE BY TELEPHONE OR THE INTERNET, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)	SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” the election of all nominees as directors and “FOR” the approval of the 2003 Stock Option and Incentive Plan.

ELECTION OF DIRECTORS.    The nominees to serve until 2006 are Messrs.

Nominees:    (01)    Gerald O. Woodlief

                      (02)    Harvey I. Ptashek

                      (03)    Allan Tofias

                      (04)    Mitchell S. Gold

☐	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES

☐

FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

APPROVAL OF THE 2003 STOCK OPTION AND INCENTIVE PLAN:

☐	FOR

☐	AGAINST

☐	ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

SIGNATURE
Date:

SIGNATURE
Date:

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Voter Control Number

Your vote is important. Please vote immediately.

VOTE BY TELEPHONE

1.	Call Toll-Free
1-877-PRX-VOTE (1-877-779-8383)

VOTE BY INTERNET

1.	Log on to the Internet and go to — http://www.eproxyvote.com/row.

2.	Enter your Voter control Number listed above and follow the easy steps outlined on the secured website.

If you vote over the Internet or by telephone, please do not mail your card.

THE ROWE COMPANIES

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot.

You now have three options with which to vote your Proxy: telephone, internet or executing the attached Proxy and returning it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 15, 2003.

Sincerely,

The Rowe Companies